UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  May 22, 2023
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister			(713)	996-4700
Houston,	Texas	77040
(Address of principal executive offices)			(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, DXP Enterprises, Inc., (the “Company”) announced that David Molero has been appointed as DXP’s new Chief Accounting Officer, effective May 22, 2023. Mr. Molero is a certified public accountant and has over 17 years of experience in accounting within a public company environment and most recently as a Chief Accounting Officer of another publicly traded company. Mr. Molero will be an integral leader on the accounting and finance team overseeing the Company’s accounting, tax, SOX, and SEC reporting functions, and will be reporting directly to Kent Yee, SVP and Chief Financial Officer.

Prior to DXP, Mr. Molero, 42, was the Chief Accounting Officer for AgileThought, Inc., a leading provider of digital transformation services including organizational transformations, training and certifications, and product management services from August 2021 to May 2023. Prior to that, he spent over 16 years at PricewaterhouseCoopers working in the Audit as well as the capital markets and accounting advisory groups. He holds a Bachelor’s degree in business administration and management from Loyola University in Cordoba (Spain) and a Master’s degree in Audit from the University of Alcala in Madrid (Spain) and is a Certified Public Accountant.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Molero and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Molero and any other person pursuant to which Mr. Molero was appointed. There are no transactions in which Mr. Molero has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As the Chief Accounting Officer, it is contemplated that Mr. Molero will receive a base salary of $270,000 per year, be eligible to receive a short term cash bonus 30%-40% of base salary and long term incentive 15%-20% of base salary subject to certain performance requirements. It is also contemplated that Mr. Molero will receive a sign-on grant of 1,576 shares of restricted stock that will vest over 3 years. He will also be eligible to participate in standard Company benefit programs available to similarly situated officers.
On May 24, 2023, the Company issued a press release announcing the appointment of Mr. Molero. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Description

Exhibit 99.1	Press Release dated May 24, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DXP ENTERPRISES, INC.

May 24, 2023	By: /s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

By: /s/ David Molero
David Molero
Vice President/Chief Accounting Officer